SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, DC  20549

                           -------------

                              FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                Optomedic Medical Technologies Ltd.

     (Exact Name of Registrant as Specified in Its Charter)


     Israel                                  Not Applicable
(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification no.)

Yoni Netanyahu 3-B
Or-Yehuda 60376, Israel                         (Zip Code)
(Address of Principal Executive Offices)


If this form relates to the        If this form relates to the
registration of a class of         registration of a class of
securities pursuant to Rule        securities pursuant to Section
12(b) of the Exchange Act and      12(g) of the Exchange Act and
is effective pursuant to General   is effective pursuant to
Instruction A.(c), please check    General Instruction A.(d),
the following box. [ ]             please check the following
                                   box. [X]

Securities Act registration statement file number to which this form relates: 333-8632

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered

Ordinary Shares, nominal           Nasdaq SmallCap Market
value NIS 0.01 per share


Redeemable Ordinary Share          Nasdaq SmallCap Market
Purchase Warrants

Securities to be registered pursuant to Section 12(g) of the Act:


Item 1.   Description of Registrant's Securities to be
          Registered.

     See "Description of Securities" in the Company's
     Registration Statement on Form F-1, as amended,
     (Registration No. 333-8632)(the "Form F-1"), filed with the
     Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits.

     A.   Articles of Association of the Company, as amended.
          Filed with the Securities and Exchange Commission as
          Exhibit 3.2 to the Form F-1, and incorporated herein by reference.

     B.   Form of Warrant Agent Agreement.  Filed with the
          Securities and Exchange Commission as Exhibit 4.4 to the Form F-1, and incorporated herein by reference.

     C.   Form of Convertible Debenture.  Filed with the
          Securities and Exchange Commission as Exhibit 4.5 to the Form F-1, and incorporated herein by reference.





















                             SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              Optomedic Medical Technologies Ltd.
                              (Registrant)


Date: May 18, 1998            By:    /s/ Alex Harel
                              Name:  Alex Harel
                              Title: President and Chief
                                     Executive Officer